REGISTRATION NO. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                  FORM S-8
                         REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

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                            UNR INDUSTRIES, INC.
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                          36-3060977
(STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)


                          332 SOUTH MICHIGAN AVENUE
                           CHICAGO, ILLINOIS 60604-4385
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                UNR INDUSTRIES, INC. 1994 STOCK OPTION PLAN
        UNR INDUSTRIES, INC. 1994 EXECUTIVE STOCK PURCHASE PLAN
                       (FULL TITLES OF THE PLANS)


     VICTOR E. GRIMM                                    BELL, BOYD & LLOYD
   UNR INDUSTRIES, INC.                              THREE FIRST NATIONAL PLAZA
332 SOUTH MICHIGAN AVENUE                           CHICAGO, ILLINOIS 60602-4207
   CHICAGO, ILLINOIS 60604-4385                       ATTENTION:  JOHN H. BITNER
      (312) 341-1258                                     (312) 807-4306

       (NAMES, ADDRESSES AND TELEPHONE NUMBERS OF AGENTS FOR SERVICE)

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                             CALCULATION OF REGISTRATION FEE
                                     PROPOSED      PROPOSED
    TITLE OF                         MAXIMUM       MAXIMUM
   SECURITIES         AMOUNT         OFFERING      AGGREGATE     AMOUNT OF
     TO BE             TO BE           PRICE       OFFERING     REGISTRATION
   REGISTERED        REGISTERED    PER SHARE(1)     PRICE           FEE


 Common Stock,    2,500,000 shares    $5.50       $13,750,000      $4,742
 $.01 par value




(1) In accordance with Rule 457, calculated on the basis of the average of the reported high and low prices for the Common Stock on the National Association of Securities Dealers Automated Quotations/National Market System on August 31, 1994.





                           Page 1 of 12 sequential pages
                        The Exhibit Index appears on page 6.

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                                       PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

          The following documents are incorporated by reference in the registration statement:

          (a) The registrant's annual report on Form 10-K for the year ended December 31, 1993.

          (b) The registrant's quarterly reports on Form 10-Q for the three months ended March 31, 1994 and June 30, 1994.

          (c) The description of the registrant's Common Stock which is contained in the registrant's registration statement on Form 8-B, dated August 15, 1980, as amended by amendment no. 1 thereto, on Form 8, dated February 8, 1991.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations.
Article VII of the registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnitees") under specified circumstances to the fullest extent authorized by the General Corporation Law of Delaware, (ii) provides for the advancement of expenses to the Indemnitees for defending any proceedings related to the specified circumstances, if they undertake in writing to repay such expenses if it shall ultimately be determined that they are not entitled to be indemnified. In addition, the registrant has entered into agreements with the Indemnitees whereby they are entitled to indemnification if by reason of their corporate status they are made a party or threatened to be made a party to any action, suit or similar proceedings. The Indemnitees shall be indemnified against expenses, judgments, fines, and settlement amounts incurred by them if reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to criminal proceedings, had no reason to believe their conduct was unlawful. The registrant currently maintains policies of insurance under which the Indemnitees are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 PROVIDED, HOWEVER, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c)-(g)   Not applicable.

                                     *   *   *   *   *

           (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 (other than policies of insurance), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, State of Illinois on September 8, 1994.

                                       UNR INDUSTRIES, INC.

                                       By --------------------------------------
                                          Thomas A. Gildehaus,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                             POWER OF ATTORNEY

           Each person whose signature appears below hereby appoints Thomas A. Gildehaus and Henry Grey, and each of them, as his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                   Title                             Date


- ------------------------     President and Chief               September 8, 1994
   Thomas A. Gildehaus       Executive Officer and Director

- ------------------------     Senior Vice President, Chief      September 8, 1994
       Henry Grey            Financial Officer and Treasurer
                             (Principal Financial Officer)

- ------------------------     Controller                        September 8, 1994
    John A. Saladino         (Principal Accounting Officer)

- ------------------------     Director                          September 8, 1994
Charles M. Brennan, III

- ------------------------     Director                          September 8, 1994
 Darius W. Gaskins, Jr.

- ------------------------     Chairman of the Board of          September 8, 1994
     Gene Locks              Directors and Director

- ------------------------     Director                          September 8, 1994
   Ruth R. McMullin

- ------------------------     Director                          September 8, 1994
  Thomas F. Meagher

- ------------------------     Director                          September 8, 1994
  Robert B. Steinberg

- ------------------------     Director                          September 8, 1994
  William J. Williams

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                                     EXHIBIT INDEX

  Exhibit Number                                                    Sequentially
in Registration S-K                                                   Numbered
    ITEM 601                      DESCRIPTION OF EXHIBITS               PAGE
       4   INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS,
           INCLUDING INDENTURES:

           (a)  Certificate of Amendment, to Certificate of
                Incorporation dated July 12, 1990                         *

           (b)  Portion of Article V of Certificate of Amendment to
                the Certificate of Incorporation dated June 2, 1989       *

           (c)  Certificate of Amendment, to Certificate of
                Incorporation dated May 5, 1993                           7

           (d)  Article II of Tenth Amended and Restated By-Laws          8

       5   OPINION RE LEGALITY:

           (a)  Opinion of Victor E. Grimm, Esq., as to the
                validity of the securities being registered hereunder    11

      23   CONSENTS OF EXPERTS AND COUNSEL:

           (a)  Consent of Victor E. Grimm, Esq. (included in his
                opinion set forth in Exhibit 5)                          11

           (b)  Consent of Arthur Andersen & Co. LLP                     12

      24   POWER OF ATTORNEY                                              5



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*  Incorporated by reference to Exhibit of same number filed as a part of registration statement no. 33-51732.